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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2002

BPP LIQUIDATING TRUST
(Exact name of Registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	1-9524 (Commission file number)	02-6148466 (IRS employer identification no.)

100 Bush Street, 26th Floor, San Francisco, California 94104
(Address of principal executive offices) (Zip Code)

(415) 352-1700
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. Other Events.

        On June 28, 2002, the co-trustees of the BPP Liquidating Trust, Scott C. Verges and Douglas Wilson (the "Trustees"), announced that Burnham Pacific Properties, Inc. (formerly NYSE: BPP) transferred its remaining assets to (and its remaining liabilities were assumed by) the Trustees in accordance with Burnham's Plan of Complete Liquidation and Dissolution, and that Burnham was dissolved. As previously announced by Burnham, June 27, 2002 was the last day of trading of Burnham common stock on the New York Stock Exchange, and Burnham's stock transfer books were closed as of the close of business on such date.

        The Trustees of the BPP Liquidating Trust also announced that Burnham filed a Form 15 with the Securities and Exchange Commission to terminate the registration of Burnham common stock under the Securities Exchange Act of 1934 and that Burnham will cease filing reports under that act. However, the Trustees will issue to beneficiaries of the BPP Liquidating Trust and file with the Commission annual reports on Form 10-K and current reports on Form 8-K.

        The foregoing summary is qualified in its entirety by the press release attached hereto as Exhibit 99.1 and the Liquidating Trust Agreement attached hereto as Exhibit 99.2, each of which is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired.

        Not applicable.

(b)
Pro Forma Financial Information.

        Not applicable.

(c)
Exhibits.

Exhibit 99.1	Press release of the co-trustees of the BPP Liquidating Trust dated June 28, 2002.
Exhibit 99.2	Liquidating Trust Agreement, dated as of June 28, 2002, between the Company, and Scott C. Verges and Douglas Wilson, not in their individual capacities but as trustees of the BPP Liquidating Trust.

[Remainder of Page Left Blank Intentionally]

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.

BPP LIQUIDATING TRUST

Dated: June 28, 2002	By:	/s/ SCOTT C. VERGES
	Name:	Scott C. Verges
	Title:	Trustee

Exhibit Index

Exhibit 99.1	Press release of the co-trustees of the BPP Liquidating Trust dated June 28, 2002.
Exhibit 99.2	Liquidating Trust Agreement, dated as of June 28, 2002, between the Company, and Scott C. Verges and Douglas Wilson, not in their individual capacities but as trustees of the BPP Liquidating Trust.

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  ITEM 5. Other Events.
  ITEM 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index